Exhibit 99.2
[ATHEROGENICS, INC.]

FOR IMMEDIATE RELEASE

AtheroGenics Receives Notice of Non-Compliance with Listing Requirement for NASDAQ Global Market

ATLANTA, GA – January 2, 2008 – AtheroGenics, Inc. (NASDAQ: AGIX) today reported that it received a Staff Determination Letter from the NASDAQ Listing Qualification Department indicating that the Company has not regained compliance with the continued listing requirements of the NASDAQ Global Market because the market value of the Company’s listed securities has fallen below $50 million for ten consecutive business days (pursuant to Rule 4450(b)(1)(A) of the NASDAQ Marketplace Rules) and that its securities are, therefore, subject to delisting from the NASDAQ Global Market.

Pursuant to NASDAQ rules, AtheroGenics will request a hearing before a NASDAQ Listing Qualifications Panel.  At the hearing, the Company will request continued listing pending completion of its plan to demonstrate compliance.  The Company expects to meet the listing standard when it issues its 2007 financial statements, which are expected to have total assets and total revenue in excess of $50 million for the 2007 fiscal year. The Company’s request for a hearing will stay the delisting of the Company’s common stock, and, as a result, the Company’s securities will continue to be listed on the NASDAQ Global Market under the symbol AGIX until the panel issues its decision following the hearing.

About AtheroGenics
AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including diabetes and coronary heart disease (atherosclerosis). AtheroGenics has commenced ANDES (AGI-1067 as a Novel Anti-Diabetic Agent Evaluation Study), a Phase III clinical trial to study its lead antioxidant and anti-inflammatory drug candidate, AGI-1067, in patients with diabetes. In addition, the Company has other clinical and preclinical anti-inflammatory compounds, including AGI-1096, an oral agent for the prevention of organ transplant rejection. For more information about AtheroGenics, please visit http://www.atherogenics.com.

Disclosure Regarding Forward-Looking Statements
Statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as "believes," "intends," "expects" and similar expressions. AtheroGenics cautions investors not to place undue reliance on the forward-looking statements contained in this release. Examples of forward-looking statements in this press release include our expectation that we will have total assets and total revenue in excess of $50 million for the 2007 fiscal year and will satisfy standards for continued listing on the NASDAQ Global Market. These and other such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements.  These risks include: (i) our projected total assets and total revenues for 2007 are subject to the completion of 2007, closing our books and finalizing the audit of our financial results; (ii) if our common stock is no longer traded on NASDAQ, the holders of our convertible notes have the right to require us to immediately repay amounts outstanding under such notes; and (iii) there can be no assurance that the NASDAQ Qualifications Listing Panel will, following the hearing, either (1) grant the Company’s request for continued listing or (2) to the extent our 2007 annual report on form 10-K has not been filed prior to the date of such hearing, allow us additional time to file such annual report to demonstrate that we will have total assets and total revenue in excess of $50 million for the 2007 fiscal year.  These and other risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics' Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are specifically incorporated by reference into this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACTS:
AtheroGenics, Inc.	Media Inquiries	Investor Inquiries
Mark P. Colonnese	Jayme Maniatis/Dana Conit	Lilian Stern
Executive Vice President	Schwartz Communications, Inc.	Stern Investor Relations, Inc.
678-336-2511	781-684-0770	212-362-1200
investor@atherogenics.com	atherogenics@schwartz-pr.com	lilian@sternir.com